Exhibit 10.4



                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

                  AGREEMENT by and between James River Corporation of Virginia, a Virginia corporation (the "Company") and Michael T. Riordan (the "Executive"), dated as of the 26th day of June, 1997, amending and restating the agreement between the parties dated as of the 4th day of May, 1997.

                  1. Employment Period. Subject to the consummation of the transactions contemplated by the Agreement and Plan of Merger among the Company, James River Delaware, Inc. and Fort Howard Corporation ("Fort Howard") dated as of May 4, 1997 (the "Merger Agreement"), the Company hereby agrees to employ the Executive, and the Executive hereby agrees to remain in the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on the closing date of the merger contemplated by the Merger Agreement (the "Commencement Date") and ending on the third anniversary of the Commencement Date (the "Employment Period"); provided, however that the Employment Period shall automatically be extended without action by either party for an additional three year period unless, not later than six months prior to the third anniversary of the Commencement Date, either party shall give notice to the other in writing that such party does not intend to extend the Employment Period. A notice delivered by the Company that it does not intend to extend the term of this Agreement shall hereinafter be referred to as a "Nonrenewal Notice."

                  2. Terms of Employment. (a) Position and Duties. (i) During the Employment Period, the Executive shall serve as President and Chief Operating Officer of the Company, reporting directly to the Chief Executive Officer of the Company with duties and responsibilities consistent therewith. Until the second anniversary of the Commencement Date, the Executive's services shall be performed at Fort Howard's current headquarters location, or at such other place within a fifty-mile radius of such current location as the Board of Directors of the Company (the "Board") may from time to time deem appropriate. Following the second anniversary of the Commencement Date, the Executive's services may be required to be performed in the Chicago, Illinois metropolitan area or in such other location as shall be mutually agreed (in any such case, a "Permitted Location"). Notwithstanding the foregoing, the Executive shall be required to travel to the extent necessary to the performance of the Executive's responsibilities under this Agreement. The Executive shall use Company owned or leased aircraft for purposes of such travel whenever practicable, and the Company recognizes that it may

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from time to time be necessary, appropriate, desirable or convenient for the
Executive to be accompanied in such travel by persons who are not employees of the Company, including the Executive's spouse and other members of the Executive's family. During the Employment Period, the Executive shall serve on the Board.

                   (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote full attention and time during normal business hours to the business and affairs of the Company and to use the Executive's reasonable best efforts to perform such responsibilities in a professional manner. It shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Commencement Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Commencement Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

                  (b) Compensation. (i) Base Salary. During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary") in an amount of no less than $700,000, payable in cash. The Annual Base Salary shall be paid no less frequently than in equal bi-weekly installments.

                   (ii) Annual Bonus; Special Bonus. The Executive's bonus under Fort Howard's Management Incentive Plan (the "MIP") for the fiscal year ending December 31, 1997 shall be calculated based on the greater of (x) the performance level of Fort Howard attained as of the Effective Time and (y) actual 1997 performance, and for the fiscal year ending December 31, 1998, the Executive's bonus under the MIP (or a successor bonus plan) shall be at a level that is no less than 80% of the bonus paid to the Chief Executive Officer of the Company for such year. In addition, in recognition of the extraordinary efforts that shall be required on the Executive's part in assisting in the integration of Fort Howard and the Company following the Merger, the Executive shall receive a special service recognition bonus (the "Special Service Bonus") in the amount of $1 million to be paid in a cash lump sum on the six-month anniversary of the Commencement Date.

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                   (iii) Long-Term Incentives.  Upon commencement of the
Employment Period, the Executive shall receive a grant of 100,000 shares of restricted stock (the "Restricted Stock") and 50,000 performance shares (the "Performance Shares") pursuant to the Company's 1996 Stock Incentive Plan. The Restricted Stock shall vest as follows:

                Date                                           Vested Shares
                ----                                           -------------

First anniversary of Commencement Date                            50,000
Second anniversary of Commencement Date                           66,666
Third anniversary of Commencement Date                            83,333
Fourth anniversary of Commencement Date                          100,000

The Performance Shares shall vest in accordance with the Company's 1996 Stock Incentive Plan in a manner consistent with performance share awards granted to the Chief Executive Officer of the Company. On the Commencement Date, the Company shall grant the Executive options to purchase 250,000 shares of common stock of the Company (the "Options") which shall vest in equal installments on the first two anniversaries of the Commencement Date. The Options shall have an exercise price equal to the Fair Market Value of the stock subject thereto on the date of grant. For purposes this Section 2(b)(iii), the "Fair Market Value" of the Company's common stock shall be the average closing price of the Company's common stock on the New York Stock Exchange for the five trading days prior to the date of grant. The Restricted Stock, Performance Shares and Option grants shall provide that if the Company shall terminate the Executive's employment other than for Cause during the Employment Period, including by reason of the Executive's death or Disability, or the Executive shall terminate employment for Good Reason during the Employment Period, such stock awards shall become immediately vested.

                   (iv) Savings and Retirement Plans. The Company shall provide the Executive with a supplemental pension arrangement (the "Company Supplemental Plan") that shall provide the Executive with an annual pension upon termination of employment with the Company after attaining the age of 55 of not less than $500,000 (or, at the Executive's election, the lump-sum equivalent, which shall be payable at the time of termination), provided that, in the event of a termination of the Executive's employment by the Company without Cause (including by reason of the Executive's Disability or, if applicable, death) or a resignation by the Executive for Good Reason prior to the attainment of age 55, the Executive shall receive an annual pension equal to not less than $250,000 commencing at age 55 (or, at the Executive's election, the lump-sum equivalent, which shall be payable at the time of termination). The other terms and conditions of the Company




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Supplemental Plan shall be mutually agreed between the Executive and the
Company, but shall be no less favorable than those provided under the supplemental pension arrangements maintained for the Chief Executive Officer of the Company. During the Employment Period, the Executive shall be eligible to participate in all other savings and retirement plans, practices, policies and programs to the extent applicable generally to the Chief Executive Officer of the Company, other than the Miles L. Marsh Supplemental Retirement Plan.

                   (v) Welfare and Other Benefit Plans. During the Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare, fringe, change of control protection, incentive, vacation and other similar benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to the Chief Executive Officer of the Company. For purposes of all such plans, the Company shall credit the Executive with full credit for all service accrued or deemed accrued with Fort Howard for purposes of eligibility to participate and receive benefits, vesting and benefit accruals, except the Executive shall not receive such credit for purposes of benefit accruals in a defined benefit pension plan. With respect to the Company's welfare benefit plans, the Company shall cause any such plan to waive any pre-existing condition exclusions and actively-at-work requirements thereunder with respect to the Executive and the Executive's eligible dependents and shall ensure that any covered expenses incurred on or before the Commencement Date shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions after the Commencement Date to the extent that such expenses are taken into account for the benefit of the Chief Executive Officer of the Company.

                   (vi) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by the Executive, in accordance with the policies of the Company.

                   (vii) Fringe Benefits. During the Employment Period, the Executive shall be entitled to fringe benefits on the same basis as the Chief Executive Officer, including, without limitation, tax and financial planning services, payment of club dues, and an automobile of his choice and payment of related expenses.

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                   (viii) Vacation. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the Vacation Policy as set forth in the Company's Benefits and Policies Manual, but in no event less than four weeks per year, as defined in the Benefits and Policies Manual.

                   (ix) Indemnity. The Executive shall be indemnified by the Company against claims arising in connection with the Executive's status as an employee, officer, director or agent of the Company in accordance with the Company's indemnity policies for its senior executives, subject to applicable law.

                  3. Termination of Employment. (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 9(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Commencement Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall have the meaning set forth in the Company's Long-Term Disability Plan.

                  (b) Cause. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

                            (i) intentional gross misconduct by the Executive damaging in a material way to the Company, or

                            (ii) a material breach of this Agreement, after the Company has given the Executive notice thereof and a reasonable opportunity to cure.

                  (c) Good Reason. The Executive's employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean a material breach by the Company of this Agreement after the Executive has given the Company notice of the breach and a reasonable opportunity to cure.

                  (d) Special Termination Rights. Notwithstanding anything to the contrary in this Agreement, for a period of



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24 months following the Commencement Date, the Executive shall have the right to terminate his employment for any reason pursuant to a Notice of Termination delivered prior to the end of such 24 month period (a "Special Termination").

                  (e) Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 9(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice), or (iv) provides 30 days notice from the Executive in the event of a Special Termination. The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

                  (f) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Commencement Date, as the case may be.

                  4. Obligations of the Company upon Termination. (a) Good Reason; Other Than for Cause. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause, death or Disability, or the Executive shall terminate employment for Good Reason or the Company shall deliver a Nonrenewal Notice and the Executive thereafter terminates the Executive's employment at the end of the Employment Period (a "Nonrenewal Termination"):

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                            (i) the Company shall pay to the Executive in a lump
sum in cash within 30 days after the Date of Termination the aggregate of the amounts set forth in clauses A, B and C below:

                           A. the sum of (1) the Executive's Annual Base Salary
                  through the Date of Termination to the extent not theretofore paid, (2) the product of (x) the highest bonus paid to the Executive with respect to the three years ending prior to the year in which the Date of Termination occurs (the "Minimum Bonus") and (y) a fraction, the numerator of which is the number of days in the current calendar year through the Date of Termination, and the denominator of which is 365 and (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any other nonqualified benefit plan balances to the extent not theretofore paid (the sum of the amounts described in clauses
                  (1), (2), and (3) shall be hereinafter referred to as the "Accrued Obligations"); and

                           B. the amount equal to the product of (1) three, two
                  in the case of a Nonrenewal Termination, and (2) the sum of
                  (x) the Executive's Annual Base Salary and (y) the Minimum Bonus; and

                           C. an amount equal to the excess of (a) the actuarial
                  equivalent of the benefit under the Company's qualified defined benefit retirement plan or such other qualified defined benefit pension plan in which the Executive participates, if any (the "Retirement Plan") (utilizing actuarial assumptions no less favorable to the Executive than those in effect under the Company's Retirement Plan immediately prior to the Commencement Date), and any excess or supplemental retirement plan in which the Executive participates (together, the "SERP") which the Executive would receive if the Executive's employment continued for three years, two years in the case of a Nonrenewal Termination, after the Date of Termination assuming for this purpose that all accrued benefits are fully vested, and, assuming that the Executive's compensation in each of the three or two years, as the case may be, is the sum of the Annual Base Salary and Minimum Bonus over (b) the actuarial equivalent of the Executive's actual benefit (paid or payable), if any, under the Retirement Plan and the SERP as of the Date of Termination;


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                            (ii) the Restricted Stock, Performance Shares and
Options (collectively, the "Stock Awards") shall become immediately vested and/or exercisable, as the case may be;

                            (iii) for three years, two years in the case of a
Nonrenewal Termination, after the Executive's Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the welfare plans, programs, practices and policies described in Section 2(b)(v) of this Agreement if the Executive's employment had not been terminated or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to the Chief Executive Officer of the Company and his family, provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until three or two years, as the case may be, after the Date of Termination and to have retired on the last day of such period;

                            (iv) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is entitled to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies, excluding any severance plan or policy except to the extent that such plan or policy provides, in accordance with its terms, benefits with a value in excess of the benefits payable to the Executive under this Section 4 (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits");

                            (v) the Executive shall be provided with free and clear title to the Company car; and

                            (vi) to the extent not previously paid, the Executive shall be paid the Special Service Bonus.

                  (b) Cause; Other than for Good Reason. If the Executive's employment shall be terminated for Cause or the



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Executive terminates employment without Good Reason during the Employment
Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (x) Accrued Obligations less the amount determined under Section 4(a)(i)A(2) hereof, and (y) Other Benefits, in each case to the extent theretofore unpaid.

                  (c) Death. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 4(c) shall include, without limitation, and the Executive's estate and/or beneficiaries shall be entitled to receive death benefits as in effect on the date of the Executive's death with respect to other peer executives of the Company and its affiliated companies and their beneficiaries. In addition, the Stock Awards shall vest immediately and/or become exercisable, as the case may be.

                  (d) Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 4(d) shall include, and the Executive shall be entitled after the Disability Commencement Date to receive, disability and other benefits as in effect generally with respect to other peer executives of the Company and its affiliated companies and their families. In addition, the Stock Awards shall vest immediately and/or become exercisable, as the case may be.

                  (e) Special Termination. In the event of a Special Termination, the Executive shall be entitled to payment of the amounts set forth in Section 4(a)(i), Section 4(a)(iii) and Section 4(a)(iv).

                  5. Confidential Information; Noncompetition. (a) The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which


                                      -9-

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shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process (provided the Company has been given notice of and opportunity to challenge or limit the scope of disclosure purportedly so required), communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

                  (b) In the event of a termination of the Executive's employment by the Company for Cause or by the Executive without Good Reason, until the second anniversary of the Executive's Date of Termination, the Executive will not directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director or otherwise with, or have any financial interest in, any business which is in competition with the Company or any of its affiliates in any geographic area where such business is being conducted during such period. Ownership, for personal investment purposes only of not in excess of 2% of the voting stock of any publicly held corporation shall not constitute a violation hereof.

                  6. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any setoff, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

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                  7. Successors.  (a)  This Agreement is personal to the
Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                  (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

                  8. Certain Additional Payments by the Company.

                           (a) Anything in this Agreement to the contrary or any
termination of this Agreement notwithstanding, in the event it shall be determined that any payment or distribution or benefit made or provided by the Company or its affiliates, including Fort Howard, to or for the benefit of the Executive (whether pursuant to this Agreement or otherwise, and determined without regard to any additional payments required under this Section 8) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                           (b) Subject to the provisions of Section 8(c), all
determinations required to be made under this Section 8, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by


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Coopers & Lybrand LLP (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 8, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 8(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

                           (c) The Executive shall notify the Company in writing
of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                            (i) give the Company any information reasonably requested by the Company relating to such claim,

                            (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                            (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

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                            (iv) permit the Company to participate in any
proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 8(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                           (d) If, after the receipt by the Executive of an
amount advanced by the Company pursuant to Section 8(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 8(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to
Section 8(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

                  9. Miscellaneous. (a) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                           If to the Executive:
                           --------------------
                           c/o Fort Howard Corporation
                           1919 South Broadway
                           Green Bay, WI  54304

                           If to the Company:
                           ------------------
                           120 Tredegar Street
                           Richmond, VA  23219

                           Attention:  General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                  (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  (e) On and after the Commencement Date, this Agreement shall supersede any other agreement between the parties or between Fort Howard and the Executive with respect to the subject matter hereof and, subject to the closing of the Merger, any such agreement shall be deemed terminated without any remaining obligations of either party thereunder.

        IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                                       /s/ Michael T. Riordan
                                       ----------------------------------------
                                       Michael T. Riordan


                                       JAMES RIVER CORPORATION OF VIRGINIA


                                       By /s/ Daniel J. Girvan
                                          -------------------------------------
                                          Daniel J. Girvan
                                          Senior Vice President,
                                             Human Resources

                                      -16-